Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made and entered into effective January 7, 2016 by and between AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership (“Borrower”), and BANKERS TRUST COMPANY (“Bank”).

RECITALS

A.
Borrower and Bank entered into a Credit Agreement dated May 14, 2015 (the “Agreement”)(all capitalized terms not otherwise defined herein are as defined in the Agreement), pursuant to which Bank agreed to provide certain credit facilities to Borrower on the terms and conditions contained therein.

B.	Borrower has requested that Bank consent to certain modifications to the terms and conditions of the Agreement. Bank is agreeable to such request on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Borrower and Bank agree as follows:

I.    The terms of the Agreement are modified and amended as hereinafter provided:

A.    Section 1.2 of Article I of the Agreement is amended by deleting subsection (c)
thereof and replacing it with the following:

(c) Market Value of Assets. “Market Value of Assets” shall mean, with reference to any quarter end, the fair market value of the real estate (Net Fixed Assets including VIE property net value) of Borrower and its subsidiaries as reported in Borrower’s 10-Q and 10-K filings or, to the extent such fair market value is not reported in Borrower’s 10-Q and 10-K filings, the cost basis of such real estate, and the current market valuation of the bond portfolio (taxable and tax exempt Mortgage Revenue Bonds, Public Housing Capital Fund Trust, and Mortgage Backed Securities) of Borrower and its subsidiaries as reported in Borrower’s 10-Q and 10-K filings. The total value of the “Property Loans-Net of Loan Loss Reserve” included in the calculation of the “Market Value of Assets” shall not in the aggregate exceed the lesser of: i) $25,000,000; or, ii) 5% of the total Market Value of Assets less “Property Loans-Net of Loan Loss Reserve.” In addition, “Market Value of Assets” shall also include cash and restricted cash as reported in Borrower’s 10-Q and 10-K filings, provided that the total value of cash and restricted cash included in the calculation of “Market Value of Assets” shall not in the aggregate exceed the principal balances outstanding as of the date of calculation of: i) a revolving line of credit in the maximum principal amount of $5,000,000 provided to Borrower by Five Points Bank, and ii) a line of credit (separate from the Line of Credit) in the maximum principal amount of
$5,000,000 provided to Borrower by Bank pursuant to a commitment letter dated
March 14, 2014 and evidenced by a Promissory Note in the amount of
$5,000,000 dated March 28, 2014.

B.    Section 5.3 of Article V of the Agreement is amended by deleting subsection (a)
thereof and replacing it with the following:

(a) not later than 75 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accounting firm registered and in good standing with the Public Company Accounting Oversight Board and otherwise qualified to provide auditing services to public companies, to include a balance sheet, income statement, statement of cash flows, and all supporting schedules and footnotes.

C.    Section 5.3 of Article V of the Agreement is amended by deleting subsection (b)
thereof and replacing it with the following:

(b)    Intentionally omitted;

II. Borrower previously notified Bank that, effective as of September 22, 2015, Mark A. Hiatt (“Hiatt”) resigned from his positions with Borrower and all of its affiliates, and that, effective as of September 25, 2015, Borrower appointed Chad L. Daffer (“Daffer”) as its Chief Executive Officer. Accordingly, Borrower hereby confirms that Hiatt’s authorization to request advances under the Note is revoked and that Daffer (in addition to Craig S. Allen) is added as an agent of Borrower authorized to request advances under the Note.

III. This Amendment shall be effective as of the effective date set forth above upon Bank having received an executed original hereof.

IV. Except as amended hereby, all terms of the Agreement are hereby ratified and confirmed and remain in full force and effect, the terms of which are incorporated herein by this reference. The parties confirm and ratify the Loan Documents, all certificates executed and delivered to Bank, and all other documents and actions relating to the obligations referred to in the Agreement, except as amended hereby.

V.    Borrower represents that, to its knowledge, (other than certain Events of Default which
Bank has agreed to waive, on a one time basis, pursuant to a separate letter to Borrower dated January 7,
2016) no Event of Default has occurred or is occurring under the terms of the Agreement or under any other Loan Documents, and that no circumstances exist such that but for a lapse of time or the giving of notice an Event of Default would exist under any such agreements and that all of the covenants, representations and warranties contained in the Agreement remain true as of the date hereof except with respect to those which are made with respect to specified earlier dates.

VI. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Bank under the Agreement or other Loan Documents, nor constitute a waiver of any provision of the Loan Documents. This Amendment shall not affect, alter, amend, or waive any right, power or remedy of Bank by virtue of any Borrower’s actions or failure to take certain actions which constitute a default or an Event of Default under the Agreement or any of the Loan Documents.

VII.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which shall be taken together and constitute one and the same agreement. Signatures may be made and delivered by telefax or other similar method which shall be effective as originals.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By: AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership, its general partner

By: THE BURLINGTON CAPITAL GROUP, LLC, a
Delaware limited liability company, its general partner

By: \s\ Craig S. Allen
Craig S. Allen, Chief Financial Officer

BANKERS TRUST COMPANY

By: \s\ Kraig J. Williams
Kraig J. Williams, Vice President